INSTITUTIONAL CUSTODY AGREEMENT dated as of June 19, 2001 by and between Stralem & Company, Incorporated, a corporation organized pursuant to the laws of the State of Delaware (the "Customer"), and BNY Clearing Services LLC, a Delaware limited liability company ("BNYCS").


        WHEREAS, Customer desires to establish one or more custody accounts with BNYCS;


        NOW, THEREFORE, in consideration of the premises and of the mutual promises and covenants contained herein, the parties hereto agree as follows:

1. Appointment of BNYCS as Custodian. BNYCS is hereby authorized and directed to, and shall, open and maintain one or more custody accounts (the "Account") in such name or names as Customer and BNYCS may, from time to time, agree; and will accept for safekeeping and for credit to the Account, in accordance with the terms hereof, (i) all cash and currency (collectively, "Cash"), (ii) all securities, instruments and other intangible assets as may be agreed upon by BNYCS and Customer that from time to time shall be delivered to or received by it for deposit in or otherwise held in the Account (collectively, "Securities"), and (iii) all interest, dividends and other income distributed or paid with respect to the foregoing (collectively, "Distributions"). (Cash, Securities and Distributions are collectively referred to herein as "Property.") BNYCS assumes no obligation to review investments in the Account or to offer or recommend the purchase, retention or sale of any Property.

2.  Powers of BNYCS.

    a. General Powers. Subject to and in accordance with Customer's instructions, BNYCS, as Customer's agent and for the account and risk of Customer, is hereby authorized and empowered to and shall:

         i. receive and deliver Property in accordance with its practices and procedures in effect from time to time;

         ii. receive all payments of principal and Distributions payable with respect to Property;

         iii. exchange Securities in temporary or bearer form for Securities in definitive or registered form; effect an exchange of shares where the par value of stock is changed; and surrender Securities at maturity or earlier when advised of a call for mandatory redemption in accordance with customary or established market rules and practices (provided, however, that BNYCS shall not be liable for failure to so exchange or surrender any security or take other action (A) if notice of such exchange or call for redemption or other action was not actually received by BNYCS from the issuer or from one of the nationally recognized bond or corporate action services to which BNYCS subscribes or from the Customer; or (B) if, at the time of deposit, any Security so deposited is subject to call, exchange, redemption or similar action, unless specifically instructed to do so by Customer);

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

         iv. hold Property, as it deems appropriate, (A) in its vaults, (B) in The Depository Trust Company, The Participants Trust Company, their successors or assigns, and in any other depositories, clearing agencies or other entities that provide handling, clearing or safekeeping services and in which BNYCS participates, in which case such Property will be held in accordance with and subject to the rules, regulations and conditions imposed by such entity, (C) with the issuer in non-certificated form, (D) on Federal Book Entry at the Federal Reserve Bank of New York, or (E) with the prior approval of Customer at any other location;

         v. register and/or hold Property in the name of any nominee (as holder of record) of BNYCS or any authorized agent, subsidiary or other entity, including (without limiting the generality of the foregoing) the nominee of any central depository, clearing corporation or other entity with which securities or other property may be deposited;

         vi. when fractional shares of any security of an issuing corporation are received as a distribution but are not available to be received in kind, either [X ] sell additional fractional shares sufficient to create a full share and credit the Account or [ ] purchase the fractional shares and charge the Account (if no box is checked, BNYCS will sell any fractional share);

         vii. upon receipt of notification of the partial redemption, partial payment or other action affecting less than all Securities of a particular class, BNYCS, or any depository or clearing agency in which Securities are held, may select the Securities to be redeemed or to participate in any non-discriminatory manner that it customarily uses to make such selection;

         viii.  hold any investment in bearer form;

         ix. in connection with the receipt of Property, accept documents in lieu of such Property as long as such documents contain the agreement of the issuer thereof to hold such Property subject to BNYCS's sole order;

         x. make, execute, acknowledge and deliver as agent, any and all documents or instruments (including but not limited to all declarations, affidavits and certificates of ownership) that may be necessary or appropriate to carry out the powers granted herein;

         xi. employ and consult with, and obtain advice from, suitable agents, including auditors and legal counsel (who may be counsel to Customer or to BNYCS) or other advisers with respect to questions and issues relating to the Account, and BNYCS shall incur no liability in acting in good faith in accordance with the reasonable advice and opinion of such agents or advisers;

         xii. invest cash balances in investments authorized or approved by Customer (including mutual funds for which any of BNYCS's affiliates are a distributor, an investment adviser or perform or provide other services and receive separate compensation);

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


         xiii. make any payments incidental to or in connection with this paragraph 2(a); and

         xiv. exercise all other rights and powers and to take any action it deems necessary in carrying out the purposes of this Agreement.

    b.   Discretionary Corporate Action.

         i. Whenever Securities (including, but not limited to, warrants, options, conversions, redemptions, tenders, options to tender or non-mandatory puts or calls) confer optional rights on Customer or provide for discretionary action or alternative courses of action by Customer, Customer shall be responsible for making any decisions relating thereto and for instructing BNYCS to act. In order for BNYCS to act, it must receive Customer's instructions at BNYCS's offices, addressed as BNYCS may from time to time request, by no later than noon (New York City time) at least two
                (2) business days prior to the last scheduled date to act with respect to such Securities (or such earlier date or time as BNYCS may notify Customer). Absent BNYCS's timely receipt of such instructions prior to its specified deadline, BNYCS shall not be liable for failure to take any action relating to or to exercise any rights conferred by such Securities.

        ii. BNYCS shall notify Customer of such rights or discretionary actions or of the date or dates by when such rights must be exercised provided that BNYCS has received, from the issuer or from one of the nationally recognized bond or corporate action services to which BNYCS subscribes, timely notice of such rights or discretionary corporate action or of the date or dates such rights must be exercised or such action must be taken. Absent actual receipt of such notice, BNYCS shall have no liability for failing to so notify Customer.

    c. Voting. With respect to all Securities, however registered, the voting rights are to be exercised by Customer or its designee. BNYCS's only duty shall be to mail to Customer or its designee any documents (including proxy statements, annual reports and signed Proxies) relating to the exercise of such voting right.

    d. Taxes. Customer is solely responsible and liable for the payment of and the reclamation, where applicable, of all taxes assessments, duties, and other governmental charges (including any interest or penalties with respect thereto) with respect to the Property or the Account. BNYCS, however, will cooperate with Customer in connection with Customer's payment or reclamation of taxes. In this respect, in the event BNYCS is required under applicable law to pay any tax, duty or other governmental charge or any interest or penalty with respect thereto, BNYCS is hereby authorized to debit the Account in the amount thereof and to pay such amount to the appropriate taxing authority.

    e. Pricing Services. To the extent that BNYCS provides values of, and pricing information with respect to, Securities, BNYCS is authorized to utilize generally recognized pricing services (including brokers, dealers and market makers). BNYCS shall not be liable or responsible for or be under any duty to inquire into, nor be deemed to make any assurances or warranties with respect to, the accuracy or completeness of such values or information, even if BNYCS, in performing services for itself and others, including services similar to those performed for Customer, receives different valuations of the same or similar securities of the same issuer. In the event such services are unable to provide a value of or pricing information with respect to Securities and BNYCS, nevertheless, provides values and pricing information, BNYCS shall so advise Customer, but shall have no other obligation or liability with respect to such valuation or pricing information.

3.  General Authorizations and Instructions.

    a. Placing and Negotiating Orders. Subject to and in accordance with Customer's instructions or the instructions of Customer's agent (including a broker-dealer), BNYCS, as Customer's agent and for the account of Customer, will place or negotiate orders to buy or sell Property. Such orders may be placed or negotiated through subsidiaries or affiliates of BNYCS. BNYCS or any of its subsidiaries or affiliates, acting as principal, may sell such Property to, or buy such Property from, Customer.

    b. Non-Exclusivity. BNYCS may act as agent for, provide execution, clearing, settlement, custody and other services to, and generally engage in any kind of business with, others (including without limiting the generality of the foregoing issuers of securities, of money market instruments or of other Property purchased for and on behalf of Customer) to the same extent as if BNYCS was not a custodian hereunder. Nothing in this Agreement shall in any way be deemed to restrict the right of BNYCS to perform such services for any other person or entity, and the performance of such services for others will not be deemed to violate or give rise to any duty or obligation to Customer not specifically undertaken by BNYCS hereunder.

    c. BNYCS [ ] may [X ] may not release the identity of Customer to an issuer which requests such information pursuant to the Shareholder Communications Act of 1985 for the specific purpose of direct communications between such issuer and Customer. IF NO BOX IS CHECKED, BNYCS SHALL RELEASE SUCH INFORMATION UNTIL IT RECEIVES A CONTRARY INSTRUCTION FROM CUSTOMER.

    d. BNYCS is authorized to disclose information concerning the Account and Property to its affiliates and to providers of services as may be necessary or appropriate in connection with the administration of the Property or performance of this Agreement.

4.  Compensation, Fees, Expenses and Taxes.

    a. In consideration of the services to be rendered pursuant to this Agreement, Customer shall compensate BNYCS in accordance with and pursuant to the Fee Schedule annexed hereto as Schedule A, which Fee Schedule may be amended by BNYCS from time to time upon thirty (30) days prior written notice to Customer.

    b. In addition, Customer shall be responsible for and shall reimburse BNYCS for all costs, expenses, and fees incurred by BNYCS in connection with this Agreement, including (without limiting the generality of the foregoing) all brokerage fees and costs and transfer taxes incurred in connection with the purchase, sale or disposition of Property, and all income taxes or other taxes of any kind whatsoever which may be levied or assessed under existing or future laws upon or in respect to the Property, and all other similar expenses related to the administration of the Account incurred by BNYCS in the performance of its duties hereunder (including reasonable attorneys' fees and expenses).

    c. Fees and reimbursement for costs and expenses shall be paid monthly after the last business day of each calendar month. Customer authorizes BNYCS to charge the Account for such fees, costs and expenses ten (10) business days after the date on which BNYCS issues an invoice to Customer.

5.  Limitation of Liability; Indemnification.

    a. BNYCS shall not be liable for any Losses (as defined below) or action taken or omitted or for any loss or injury resulting from its (or its nominees) actions or its (or its nominees') performance or lack of performance of their respective duties hereunder in the absence of gross negligence or willful misconduct on their respective part. Without limiting the generality of the foregoing, in no event shall BNYCS be liable (i) for acting in accordance with instructions from Customer or any agent of - Customer (including a broker-dealer), (ii) for special, consequential or punitive damages, (iii) for the acts or omissions of its correspondents, designees, agents, subagents or sub-custodians or (iv) any -- Losses due to forces beyond the control of BNYCS, including without limitation strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services.

    b. Customer shall be liable for and shall indemnify BNYCS (and its nominees) and hold them harmless from and against any and all claims, causes of action, proceedings, losses, liabilities, damages or expenses (including attorneys' fees and expenses) (collectively referred to herein as "Losses") howsoever arising from or relating to this Agreement or the performance of their duties hereunder, the enforcement of this Agreement and disputes between the parties hereto, provided, however, that nothing contained herein shall require that BNYCS (or its nominees) be indemnified for their gross negligence or willful misconduct. Customer shall be primarily liable to BNYCS for satisfaction of any and all obligations and liabilities arising or incurred hereunder without regard to the name in which the Account (or any subaccount established thereunder) may be maintained or any rights or recourse Customer may have against any third party. Nothing contained herein shall limit or in any way impair the right of BNYCS to indemnification under any other provision of this Agreement.

    c. No legal action, including one arising out of an exception or objection under paragraph 6 hereof, shall be instituted against BNYCS after one year from the date of the first Confirmation or Statement of Account (as defined in paragraph 6 hereof) that reflects the information, error or omission which provides the basis for such claim.

    d. Customer understands that when BNYCS is instructed to deliver Property against payment, it may deliver such Property prior to actually receiving final payment and that, as a matter of bookkeeping convenience, BNYCS may credit the Account with

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

         anticipated proceeds of sale prior to actual receipt of final payment. The risk of non-receipt of payment shall be Customer's and BNYCS shall have no liability therefor.

    e. All credits to the Account of Customer of anticipated proceeds of sales and redemptions of Property and of anticipated income from Property shall be conditioned upon receipt by BNYCS of final payment and may be reversed, at BNYCS's sole discretion, if BNYCS has not received final payment within thirty (30) calendar days of the trade date. In the event that BNYCS in its discretion advances funds to Customer to facilitate the settlement of any transaction, or elects to permit Customer to use funds credited to the Account in anticipation of final payment, or if Customer otherwise becomes indebted to BNYCS (including indebtedness as a result of overdrafts in the Account), Customer shall, immediately upon demand, reimburse BNYCS for such amounts plus any interest thereon, and to secure such obligations, as well as any other obligations of Customer to BNYCS, Customer hereby grants a lien on and a continuing security interest in and pledges to BNYCS the Property in the Account and any funds so credited. Such lien and security interest shall be superior to any and all other liens, security interests or claims (including claims by others if Customer is acting on behalf of others) and shall not be subject to any right of set-off or retention, counterclaim, lien or security interest of equal status. Customer shall take any and all additional action which may be required to assure the superiority or priority of such lien and security interest in favor of BNYCS.

    f. BNYCS shall not have any liability for Losses incurred by Customer or any other person as a result of the receipt or acceptance of fraudulent, forged or invalid Securities (or Securities that are otherwise not freely transferable or deliverable without encumbrance in any relevant market).

    g. BNYCS shall have no responsibility for the accuracy of any information that has been provided by or obtained from third parties.

    h. BNYCS's duties and responsibilities are solely those set forth herein and it shall not be obligated to perform any services or take any action not provided for herein unless specifically agreed to by it in writing. Nothing contained in this Agreement shall cause BNYCS to be deemed a trustee or fiduciary for or on behalf of Customer.

6.  Reports; Statements of Account; Computer Services.

    a. Written Reports. BNYCS shall provide Customer on a periodic basis with Statements of Account showing all transactions in the Account ("Statement of Account"). Confirmations of purchase and sale transactions ("Confirmations") shall be provided to Customer promptly following each Security transaction in the Account.

    b. Examination of Reports. Customer shall examine promptly each such Confirmation and Statement of Account. Unless Customer files with BNYCS a written exception or objection within ten (10) days after the date of such Confirmation or the closing date of the period covered by the first such Statement of Account that reflects an error or omission, Customer shall be conclusively deemed to have waived any such exception or objection or claim based thereon.

7. Notices, Instructions and Other Communications. Unless otherwise specified herein, all Statements of Account and Confirmations shall be in writing and all notices, instructions or other communications may be given in writing (including without limitation by telex, telecopy or other electronic transmission, which may include Trade Reports issued by the Institutional Delivery System of Depository Trust Company). All Statements of Account, Confirmations, notices, instructions and other communications shall be delivered to the address (post office, telephone, telex or other electronic address) set forth on Schedule B annexed hereto or, in the case of Customer, as otherwise in BNYCS' records, which address may be changed upon thirty (30) days' prior written notice to the other party. Customer shall furnish, and shall cause each Investment Manager to furnish, to BNYCS a certificate indicating those persons who are authorized to give BNYCS instructions hereunder (each an "Authorized Person") and with specimen signatures of such persons. BNYCS is authorized to comply with and rely upon any such notices, instructions or other communications believed by it to have been sent or given by an Authorized Person. Customer may amend such certificate or add any person to or delete any person from such certificate by delivering a replacement certificate to BNYCS. However, until BNYCS actually receives such replacement certificate, BNYCS shall be authorized to rely upon, and shall incur no liability for relying upon, the original certificate. BNYCS's understanding of any oral notice, instruction or other communication shall be deemed controlling (whether given or received by BNYCS), notwithstanding any discrepancy between such understanding and any subsequent confirming document or communication.

8. Appointment of Investment Manager. Customer may, from time to time, appoint one or more investment managers (each an "Investment Manager") to manage the Property in the Account, to vote securities in the Account to purchase, sell or otherwise acquire or dispose of Property in the Account, and to engage in foreign exchange transactions on behalf of Customer. Upon receipt of notice of the appointment of any Investment Manager, which notice shall be annexed hereto as Schedule C (as such Schedule may be amended from time to time by Customer), and except as otherwise provided herein, BNYCS is to rely upon and comply with (and shall have no liability for relying upon and complying with) instructions and directions from the Investment Manager (including instructions and directions with respect to the voting of securities in the Account, the purchase, sale or other acquisition or disposition of Property in the Account and the furnishing of information and records relating to the Account to the Investment Manager) to the same extent as if such instructions and directions were given by Customer and BNYCS shall have no duty or obligation to determine the propriety or appropriateness of such instructions or directions. Any such appointment shall remain in full force and effect unless and until BNYCS actually receives written notice from Customer to the contrary and shall incur no liability for relying upon the existing authorizations.

9. Termination. This Agreement shall be continuing and shall remain in full force and effect until terminated by BNYCS or Customer at any time and for any reason or for no reason upon delivery of sixty (60) days prior written notice to the other party. The provisions of paragraphs 4, 5, 6(b), 13, 14 and 15 hereof and the indemnity and limitation of liability provisions of paragraph 2(a) hereof shall survive such termination. Upon termination of this Agreement, and at Customer's request, BNYCS shall deliver all securities held for Customer to a successor clearing agency, custodian or safekeeper to be named by Customer.

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



10. Assignment. Neither BNYCS nor Customer shall assign this Agreement without first obtaining the written consent of the other party hereto.

11. Headings. The section and paragraph headings contained herein are for convenience and reference only and are not intended to define or limit the scope of any provision of this Agreement.

12. Entire Agreement; Amendment. This Agreement shall constitute the entire agreement of the parties with respect to the subject matter and supersedes all prior oral or written agreements in regard thereto. Except as otherwise provided in paragraphs 3(b), 4(a) and 7 hereof, this Agreement may be amended only by an instrument in writing duly executed by both parties hereto.

13. Governing Law; Jurisdiction; Certain Waivers.

    a. This Agreement shall be interpreted and construed in accordance with the internal substantive laws (and not the choice of law rules) of the State of New York. All actions and proceedings brought by BNYCS relating to or arising from, directly or indirectly, this Agreement may be litigated in courts located within the City of New York. Customer hereby submits to the personal jurisdiction of such courts; hereby waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return receipt requested, directed to Customer at its address last specified for notices hereunder, and service so made shall be deemed completed five (5) days after the same shall have been so mailed; and hereby waives the right to a trial by jury in any action or proceeding with BNYCS. All actions and proceedings brought by Customer against BNYCS relating to or arising from, directly or indirectly, this Agreement shall be litigated only in courts located within the City of New York.

    b. ARBITRATION. CUSTOMER AND BNYCS AGREE THAT ALL CONTROVERSIES ARISING BETWEEN CUSTOMER, on the one hand, AND BNYCS AND ALL PERSONS, PREDECESSORS, SUBSIDIARIES AND AFFILIATES AND ALL RESPECTIVE SUCCESSORS, ASSIGNS AND EMPLOYEES, on the other hand, WHETHER ARISING PRIOR TO, ON OR SUBSEQUENT TO THE DATE HEREOF, SHALL BE DETERMINED BY ARBITRATION.

         ANY ARBITRATION UNDER THIS AGREEMENT SHALL BE HELD AT THE FACILITIES AND BEFORE AN ARBITRATION PANEL APPOINTED BY THE NEW YORK STOCK EXCHANGE, INC., THE AMERICAN STOCK EXCHANGE, INC., OR THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. (AND ONLY BEFORE SUCH EXCHANGES OR ASSOCIATION). CUSTOMER MAY ELECT ONE OF THE FOREGOING FORUMS FOR ARBITRATION, BUT IF CUSTOMER FAILS TO MAKE SUCH ELECTION BY REGISTERED MAIL OR TELEGRAM ADDRESSED TO "BNY CLEARING SERVICES LLC, 111 EAST KILBOURN AVENUE MILWAUKEE, WI 53202, ATTENTION: CHIEF FINANCIAL

         OFFICER", BEFORE THE EXPIRATION OF TEN CALENDAR DAYS AFTER RECEIPT OF A WRITTEN REQUEST FROM BNYCS TO MAKE SUCH ELECTION, THEN BNYCS MAY MAKE SUCH ELECTION. THE AWARD OF THE ARBITRATORS, OR THE MAJORITY OF THEM, SHALL BE FINAL, AND JUDGMENT UPON THE AWARD RENDERED MAY BE ENTERED IN ANY COURT, AS PROVIDED IN SECTION 13(a) ABOVE.

         o   ARBITRATION IS FINAL AND BINDING ON THE PARTIES THERETO.


         o THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT (OTHER THAN REMEDIES IN AID OF OR IN CONNECTION WITH ARBITRATION), INCLUDING THE RIGHT TO A JURY TRIAL.

         o PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN AND DIFFERENT FROM COURT PROCEEDINGS.

         o THE ARBITRATORS' AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY'S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULINGS BY THE ARBITRATORS IS STRICTLY LIMITED.

         o   THE PANEL OF  ARBITRATORS  WILL  TYPICALLY  INCLUDE A  MINORITY  OF
             ARBITRATORS   WHO  ARE  OR  WERE  AFFILIATED  WITH  THE  SECURITIES
             INDUSTRY.


         NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PRE-DISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTION OR WHO IS A MEMBER OF A PUTATIVE CLASS WHO HAS NOT OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL:

         o   THE CLASS CERTIFICATION IS DENIED;

         o   THE CLASS IS DECERTIFIED; OR

         o   THE CUSTOMER IS EXCLUDED FROM THE CLASS BY THE COURT.


         SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.

    c. To the extent that, in any jurisdiction, Customer has or hereafter may acquire, or is or hereafter may be entitled to claim, for itself or its assets, immunity (sovereign or otherwise) from suit, execution, attachment (before or after judgment) or any other legal process, Customer irrevocably agrees not to claim, and hereby waives, such immunity.

    d. The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision; and if any provision is held to be unenforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in full force and effect.

14. Rights and Remedies. The rights and remedies conferred upon the parties hereto shall be cumulative, and the exercise or waiver of any such right or remedy shall not preclude or inhibit the exercise of any additional rights or remedies. The waiver of any right or remedy hereunder shall not preclude or inhibit the subsequent exercise of such right or remedy.

15.  Representations and Warranties. Customer hereby represents and warrants:

     a. It is a corporation duly organized and validly existing under the laws of Delaware.

     b. This Agreement has been duly authorized, executed and delivered on its behalf and constitutes the legal, valid and binding obligation of Customer. The execution, delivery and performance of this Agreement by Customer do not and will not violate any applicable law or regulation and do not require the consent of any governmental or other regulatory body except for such consents and approvals as have been obtained and are in full force and effect.

     c. The Property (whether beneficially owned by Customer or by others on whose behalf Customer is acting) is free and clear of all liens, claims, security interests and encumbrances (except for those granted herein). If Customer is acting on behalf of others, Customer is fully authorized and empowered by such others to engage in the transactions contemplated by this Agreement and to pledge and grant a lien on and a security interest in the Property as set forth herein.


         IN WITNESS WHEREOF, this Agreement, including without limitation the arbitration provision in Section 13(b), has been executed as of the day and year first above written, by the duly authorized officers of Customer and BNYCS.


Stralem & Company, Incorporated

By: /s/ Philippe E. Baumann
    ----------------------------------------
Name: Philippe E. Baumann
Title:   Executive Vice President
Tax Identification Number: 13-2574910







BNY CLEARING SERVICES LLC


By: /s/ Craig M. Black
    ----------------------------------------
Name: Craig M. Black
Title:   Exec. V.P.





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